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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Post Effective Amendment No. 1 to the Registration Statement (Form S-8) pertaining to the Roadway Corporation Equity Ownership Plan our reports dated January 23, 2002, with respect to the consolidated financial statements of Roadway Corporation, Roadway Express, Inc., and Roadway Next Day Corporation, included or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001, and our report dated March 27, 2002 with respect to the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                          /s/ Ernst & Young LLP


Akron, Ohio
August 9, 2002